UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
_______________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 27, 2014
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Abercrombie & Fitch Co.
(Exact Name of Registrant as Specified in Charter)
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Delaware	1-12107	31-1469076
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6301 Fitch Path, New Albany, Ohio	43054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 283-6500
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On March 27, 2014, Abercrombie & Fitch Co. (the “Company”) notified the New York Stock Exchange (the “NYSE”) that, as previously disclosed in the Company’s Current Report on Form 8-K dated and filed on January 28, 2014 with the Securities and Exchange Commission (the “SEC”), on January 27, 2014, the Company entered into Amendment No. 3 (the “Amendment”) to the Rights Agreement, dated as of July 16, 1998, as amended, by and between the Company and American Stock Transfer & Trust Company, LLC. The Amendment accelerated the expiration of the Company’s Series A Participating Cumulative Preferred Stock Purchase Rights (the “Purchase Rights”) from the close of business on July 16, 2018 to the close of business on January 28, 2014. On January 28, 2014, the Purchase Rights expired.

The Company requested that the NYSE file a notification of removal from listing on Form 25 with the SEC with respect to the delisting of the Purchase Rights. The notification of removal from listing on Form 25 was filed with the SEC on March 28, 2014, and the Purchase Rights were delisted and removed from trading on the NYSE on March 28, 2014.

SIGNATURES
         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABERCROMBIE & FITCH CO.
	By:	/s/ Robert E. Bostrom
Robert E. Bostrom Senior Vice President, General Counsel and Corporate Secretary
Date: April 1, 2014